UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on May 16, 2018, the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”) was adjourned with respect to the following proposals:

•
Proposal 1: approve amendments to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Company’s Board of Directors (the “Board”) and provide for annual elections of all directors beginning at the 2020 annual meeting of stockholders;

•	Proposal 2: if Proposal 1 is approved, elect Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class I directors of the Company;

•	Proposal 3: if Proposal 1 is not approved, elect Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class III directors of the Company; and

•
Proposal 4: approve amendments to the Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and the Company’s Amended and Restated Bylaws (the “Bylaws”).

    Each of Proposal 1 and Proposal 4 required the affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The Company believes that Proposals 1 and 4 would align the Company with recognized best practices in corporate governance, and adjourned the voting at the Annual Meeting with respect to Proposals 1, 2, 3 and 4 in order to solicit additional proxies for approval of Proposals 1 and 4. On June 1, 2018, the Company held the reconvened Annual Meeting (the “Reconvened Meeting”). The final voting results for the following proposals submitted for a vote of stockholders at the Reconvened Meeting are set forth below.

Proposal 1:

Proposal 1, the approval of amendments to the Certificate of Incorporation to declassify the Board and provide for annual elections of all directors beginning in 2020, did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,626,802	361,069	54,489	8,907,275

Proposal 3:

As Proposal 1 was not approved, the stockholders elected Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class III directors of the Company, to serve until the Company’s 2021 annual meeting of stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas A. Christopher	30,325,979	716,381	8,907,275
Brian R. Kahn	30,390,189	652,171	8,907,275
Leslie C. Kass	29,780,509	1,261,851	8,907,275

Proposal 2, the election of Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class I directors of the Company to serve until the Company’s 2020 annual meeting of stockholders, was contingent upon the approval of Proposal 1 to declassify the Board. Since Proposal 1 was not approved at the Reconvened Meeting, Proposal 2 was deemed null and void.

Proposal 4:

Proposal 4, the approval of amendments to the Certificate of Incorporation to remove provisions requiring the affirmative vote of holders of at least 80% of the voting power for certain amendments to the Certificate of Incorporation and the Bylaws, did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,033,316	861,899	147,145	8,907,275

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

June 5, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary